SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549






                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): June 7, 2000
                                                  --------------



                          MUTUAL FIRST FINANCIAL, INC.
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             (Exact name of registrant as specified in its charter)



   Maryland                      000-27905                       35-2085640
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(State or other           (Commission File Number)             (IRS Employer
jurisdiction of                                               Identification
incorporation)                                                     No.)



110 E. Charles Street, Muncie, Indiana                          47305-2400
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(Address of principal executive offices)                        (Zip Code)

        Registrant's telephone number, including area code (765) 747-2800



                               MFS FINANCIAL, INC.
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         (Former name or former address, if changed since last report.)



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Item 5.  Other Events

     On June 7, 2000, the board of directors of Mutual First Financial, Inc. ("Mutual First"), the holding company for Mutual Federal Savings Bank (the "Bank"), and Marion Capital Holdings, Inc. ("'Marion"), the holding company for First Federal Savings Bank of Marion, entered into a definitive agreement (the "Merger Agreement") to combine in a strategic alliance (the "Merger"). The Merger Agreement calls for a tax-free exchange of each outstanding share of Marion common stock for 1.862 shares of Mutual First common stock, with cash paid in lieu of fractional shares. In addition, pursuant to the Merger Agreement, First Federal Savings Bank of Marion will merge with and into Mutual Federal Savings Bank.

     The Merger will be accounted for as a purchase and is expected to close in the fourth quarter of 2000. The Merger Agreement has been approved by the boards of directors of both companies. However, it is subject to certain other conditions, including the approval of the shareholders of both companies and the approval of regulatory authorities.

     The foregoing information does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement filed as an exhibit hereto.

Item 7. Financial Statements and Exhibits

     (c) Exhibits.

     The Exhibit listed on the accompanying Exhibit Index is filed as part of this Report and is incorporated herein by reference.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 MUTUAL FIRST FINANCIAL, INC.


June 8, 2000                     By: /s/  R. Donn Roberts
                                     ----------------------------------
                                        R. Donn Roberts
                                        Chief Executive Officer










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                                  EXHIBIT INDEX

EXHIBIT
NUMBER                       DESCRIPTION

2.1 Agreement and Plan of Merger, dated as of June 7, 2000, between Marion Capital Holdings, Inc. and Mutual First Financial, Inc.